UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2017

FB Financial Corporation

(Exact name of registrant as specified in its charter)

Tennessee	001-37875	62-1216058
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

211 Commerce Street, Suite 300, Nashville, TN	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (615) 564-1212

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for company with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 31, 2017, FB Financial Corporation, a Tennessee corporation (the “Company”), completed its previously announced acquisition (the “Acquisition”) of all of the issued and outstanding shares of the Clayton Banks (defined below) by FirstBank, its wholly-owned banking subsidiary, as contemplated by that certain Stock Purchase Agreement, dated February 8, 2017 and as amended on May 26, 2017 (the “Stock Purchase Agreement”), by and among the Company, FirstBank, Clayton HC, Inc., a Tennessee Corporation (“Clayton HC”), Clayton Bank and Trust, a Tennessee state bank and wholly-owned subsidiary of Clayton HC (“CBT”), American City Bank, a Tennessee state bank and wholly-owned subsidiary of Clayton HC (“ACB,” and together with CBT, the “Clayton Banks”), and James L. Clayton, the primary shareholder of Clayton HC (“Clayton”). Following the completion of the Acquisition, the Clayton Banks were merged with and into FirstBank, with FirstBank continuing as the surviving banking corporation.

Pursuant to the terms of the Stock Purchase Agreement, Clayton HC received 1,521,200 shares of FB Financial common stock (the “Stock Consideration”) and $184,200,000 in cash from the Company as consideration for the Acquisition (the “Cash Consideration”). In accordance with the terms of the first amendment to the Stock Purchase Agreement (the “Amendment”), FirstBank elected to eliminate the $60 million subordinated note to be issued to Clayton HC at the closing of the Acquisition by increasing the Cash Consideration by $60 million from $124,200,000 to $184,200,000. The Company funded the Cash Consideration utilizing the net proceeds from its June 2017 private placement together with cash on hand. This issuance of the Stock Consideration was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act.

Pursuant to the terms of the Stock Purchase Agreement, Clayton HC also received from the Clayton Banks prior to the closing of the Acquisition, (1) a distribution of excess capital of the Clayton Banks in the amount of $79,500,000, (2) the distribution of certain specified assets, with a book value of approximately $4.8 million, from the Clayton Banks and (3) an approximately $9.3 million cash distribution, which is an amount that is intended to cover Clayton’s S corporation tax liabilities attributable to the earnings of the Clayton Banks for the period prior to the closing of the Acquisition.

The foregoing description of the Stock Purchase Agreement, the Amendment and related transactions in this Form 8-K does not purport to be complete and is subject and qualified by reference, to the full text of the Stock Purchase Agreement and the Amendment, which are attached as Exhibits 2.1 to the Company’s Current Reports on Form 8-K filed with the Securities Exchange Commission on February 9, 2017 and May 26, 2017, respectively, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by this reference.

Item 7.01	Other Events.

On July 31, 2017, the Company issued a press release announcing the closing of the Acquisition, a copy of which is furnished herewith as Exhibit 99.1.

The information contained in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any registration statement or other documents pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited and unaudited consolidated financial statements of Clayton Banks required by Item 9.01(a) of Form 8-K and accompanying notes are filed as Exhibits 99.2 and 99.3 to this Current Report on Form 8-K and incorporated in this Item 9.01(a) by reference.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K in relation to the Acquisition is filed as Exhibit 99.4 to this Current Report on Form 8-K and incorporated in this Item 9.01(b) by reference.

(d)	Exhibits

Exhibit Number	Description of Exhibit

23.1	Consent of Rodefer Moss & Co, PLLC

99.1	Press Release dated July 31, 2017

99.2	Audited Historical Combined Financial Statements and Related Notes of Clayton Banks for the years ended December 31, 2016, 2015 and 2014

99.3	Unaudited Historical Combined Financial Statements and Related Notes of Clayton Banks for the three months ended March 31, 2017 and 2016

99.4	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2017 and the Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2016 and the three months ended March 31, 2017

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, as amended, the Company duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FB FINANCIAL CORPORATION

Date: August 2, 2017	By:	/s/ James R. Gordon
James R. Gordon
Chief Financial Officer

Exhibit Number	Description of Exhibit

23.1	Consent of Rodefer Moss & Co, LLP

99.1	Press Release dated July 31, 2017

99.2	Audited Historical Combined Financial Statements and Related Notes, and Financial Statement Schedule of Clayton Banks for the years ended December 31, 2016, 2015 and 2014

99.3	Unaudited Historical Combined Financial Statements and Related Notes, and Financial Statement Schedule of Clayton Banks for the three months ended March 31, 2017 and 2016

99.4	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2017 and the Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2016 and the three months ended March 31, 2017